                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52240) pertaining to the Catuity Inc. Stock Option Plan, the Catuity Inc. 2000 Director Stock Option Plan and certain Employee Options of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Catuity Inc. included in Catuity Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

                                                  /s/ Ernst & Young LLP

Detroit, Michigan
March 26, 2002